UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 29, 2018

eHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices) (Zip code)

(650) 584-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement.

On March 29, 2018, eHealth, Inc., (the “Company”) entered into a Lease Agreement (the “Lease”) with Ascentris-116b, LLC (the “Landlord”) to lease approximately 26,878 rentable square feet of office space, located at Paloma Ridge, 13620 Ranch Road 620, Austin, Texas (the “Premises”). The Lease will replace the Company’s existing lease of an office space in Austin, Texas. The term of the Lease for the Premises is approximately ninety (90) months (the “Lease Term”), commencing on an estimated date of July 15, 2018 (the “Commencement Date”) and ending on an estimated date of January 31, 2026. The Company is required to pay monthly base rent for the Premises at an initial rate of $1.83 per rentable square foot of the Premises per month for the first year of the Lease Term. The monthly base rent will thereafter be increased annually by three percent (3%) on approximately the first anniversary of the Commencement Date and each anniversary thereafter during the Lease Term. Base rent will be abated for the first month, and further abatements may be provided to reflect expected occupied square footage. Base rent will be charged for 15,000 rentable square feet for months one through twelve, 20,000 rentable square feet for months thirteen through eighteen and 26,878 rentable square feet for months nineteen through ninety. The total base rent over the Lease Term is expected to be $4,527,815. In addition to such monthly base rent, the Company will pay to the Landlord as additional rent its proportionate share of certain operating expenses, insurance costs and taxes for each calendar year during the Lease Term. The Landlord agrees to deliver the Premises with tenant improvements substantially completed, including a construction allowance of $45 per rentable square foot or $1,209,510. In addition, the Company has an option to extend the Lease for one additional period of five (5) years at the end of the Lease Term at market rental rate calculated pursuant to the terms of the Lease.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Lease Agreement, dated March 29, 2018, between Ascentris-116b, LLC and eHealth, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018		eHealth, Inc.
	By:	/s/ Jay W. Jennings
Jay W. Jennings
SVP, Finance and Chief Accounting Officer